EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the Class A common stock, par value $0.01 per share, of New York City REIT, Inc., a Maryland corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of February 11, 2022.

BELLEVUE CAPITAL PARTNERS, LLC

By:	/s/Michael R. Anderson
Name: Michael R. Anderson Title: General Counsel

Dated: February 11, 2022

AR GLOBAL INVESTMENTS, LLC

By:	/s/Michael R. Anderson
Name: Michael R. Anderson Title: General Counsel

Dated: February 11, 2022

AMERICAN REALTY CAPITAL III, LLC

By:	AR GLOBAL INVESTMENTS, LLC, its sole member

By:	/s/Michael R. Anderson
Name: Michael R. Anderson Title: General Counsel

Dated: February 11, 2022

NEW YORK CITY SPECIAL LIMITED PARTNERSHIP, LLC

By:	AMERICAN REALTY CAPITAL III, LLC, its sole member

By:	AR GLOBAL INVESTMENTS, LLC, its sole member

By:	/s/Michael R. Anderson
Name: Michael R. Anderson Title: General Counsel

Dated: February 11, 2022

NEW YORK CITY ADVISORS, LLC

By:	/s/Edward M. Weil, Jr.
Name: Edward M. Weil, Jr. Title: Chief Executive Officer

Dated: February 11, 2022

NICHOLAS S. SCHORSCH

By:	/s/Nicholas S. Schorsch
Name: Nicholas S. Schorsch

Dated: February 11, 2022

EDWARD M. WEIL, JR.

By:	/s/Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.